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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                 Jurisdiction of

               Name                                       Incorporation
               ----                                       -------------

               Cybex Financial Corporation                New York

               Eagle Performance Systems,
               Inc.                                       Minnesota

               Cybex Fitness Gerate
               Vertriebs, GmbH                            Germany

               General Medical Equipment,
               Ltd.                                       Barbados

               Lumex Bed Systems, Inc.                    Pennsylvania

               Tectrix Fitness Equipment,
               Inc.                                       California

               Tectrix Fitness Equipment
               Limited                                    United Kingdom

               Tectrix Fitness Equipment
               Vertriebs GmbH                             Germany